Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2021, as amended on November 22, 2021 and, if not defined in the Form 8-K, the proxy statement/prospectus (File No. 333-257232) filed with the SEC on September 14, 2021 (the “Proxy Statement”). Unless the context otherwise requires, all references in this Exhibit 99.3 to “New ESS” refers to the Company and its wholly owned subsidiary after the Closing, “STWO” refers to ACON S2 Acquisition Corp. prior to the Closing, and “ESS” refers to ESS Tech, Inc. prior to the Closing.

The following unaudited pro forma condensed combined financial information of New ESS presents the combination of the historical financial information of STWO and ESS adjusted to give effect to the Business Combination and the other related events contemplated by the Merger Agreement.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination and other related events occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the pro forma effects of the Business Combination and other related events as if they had been completed on January 1, 2020, the first day of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New ESS’ financial condition or results of operations would have been had the Business Combination and other related events occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New ESS. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors.

The historical financial information of STWO was derived from (i) the unaudited interim condensed financial statements of STWO as of and for the nine months ended September 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 22, 2021 and incorporated by reference herein, and (ii) the audited financial statements of STWO for the year ended December 31, 2020 (as restated) included in the Proxy Statement beginning on page F-47 and incorporated by reference herein. The historical financial information of ESS was derived from (x) the unaudited condensed financial statements of ESS as of and for the nine months ended September 30, 2021 included as Exhibit 99.1 to this Amendment No.1 to the Current Report on Form 8-K/A filed with the SEC on November 22, 2021 and incorporated by reference herein and (y) the audited financial statements of ESS for the year ended December 31, 2020, included in the Proxy Statement beginning on page F-2 and incorporated by reference herein . This information should also be read together with the sections titled “STWO Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ESS Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 220 and 195, respectively, of the Proxy Statement and other financial information therein, which are incorporated by reference herein, as well as “ESS Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as Exhibit 99.2 to this Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on November 22, 2021 and incorporated by reference herein.

Description of the Business Combination

Pursuant to the Merger Agreement, SCharge Merger Sub, Inc. (“Merger Sub”) merged with and into ESS, the separate corporate existence of Merger Sub ceased with ESS as the surviving company. ESS became a wholly owned subsidiary of STWO, which was immediately renamed “ESS Tech, Inc.” Upon the Closing, each share of ESS Common Stock was converted into the right to receive shares of New ESS Common Stock at a deemed value of $10.00 per share. The aggregate consideration paid to ESS stockholders in connection with the Business Combination was 115,237,795 shares (which includes 15,675,002 shares of Earnout Stock). The per share consideration was equal to approximately $1.47 (the “Per Share Consideration”).

The Business Combination occurred based on the following events contemplated by the Merger Agreement:

•

Each issued and outstanding share of ESS Preferred Stock was converted into shares of ESS Common Stock at the then-effective conversion rate as calculated pursuant to the ESS Certificate of Incorporation;

•	Each issued and outstanding ESS Warrant was exercised in full in exchange for the issuance of shares of ESS Common Stock;

•

Each issued and outstanding share of ESS Common Stock (including shares of ESS Common Stock resulting from the conversion of ESS Preferred Stock and the exercise and settlement of all outstanding ESS Warrants) was cancelled and converted into the right to receive a number of shares of New ESS Common Stock equal to the Per Share Consideration;

•

Each issued and outstanding vested and unvested ESS Option was converted into New ESS Options exercisable for shares of New ESS Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Consideration; and

•

Each issued and outstanding vested and unvested ESS RSU was converted into New ESS RSUs for shares of New ESS Common Stock with the same terms except for the number of shares, which was adjusted using the Per Share Consideration.

Other Related Events in Connection with the Business Combination

Other related events that took place in connection with the Business Combination are summarized below:

•	The issuance and sale of 25,000,000 shares of New ESS Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $250.0 million pursuant to the PIPE Financing;

•	The issuance to ESS employees of 824,998 (net of settlement adjustment) New ESS restricted stock units (“RSUs”), which vested on November 9, 2021 upon the occurrence of the Earnout Milestone Events;

•

During the Earnout Period (as defined in the Merger Agreement), eligible ESS securityholders are also entitled to Earnout Stock comprising up to 16,500,000 shares of additional New ESS Common Stock, consisting of two separate tranches of 8,250,000 shares per tranche, upon the occurrence of the respective Earnout Milestone Event. As the Earnout Milestone Events were met on November 9, 2021, a total of 15,675,002 shares of New ESS Common Stock will be issued, and accordingly, are reclassified from liability classified equity instruments to equity classified equity instruments in the unaudited pro forma financial information; and

•	The repayment of the outstanding STWO working capital loan to the Sponsor and ESS bridge loan as a result of the Business Combination.

Accounting Treatment of the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ESS has been determined to be the accounting acquiror for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New ESS represent a continuation of the financial statements of ESS with the Business Combination treated as the equivalent of ESS issuing stock for the net assets of STWO, accompanied by a recapitalization. The net assets of ESS were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ESS in future financial statements of New ESS. The Earnout Stock that vested on November 9, 2021, upon the occurrence of the Earnout Milestone Events pursuant to the terms of the Sponsor Letter Agreement, were reclassified from liability classified equity instruments to equity classified equity instruments in the unaudited pro forma financial information.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New ESS upon consummation of the Business Combination and other related events in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and other related events occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New ESS following the completion of the Business Combination and other related events. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. STWO and ESS have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information reflects STWO stockholders’ approval of the Business Combination on October 8, 2021 and the redemption of 20,754,719 shares of STWO Class A Ordinary Shares at approximately $10.00 per share based on trust account figures prior to the Closing on October 8, 2021 for an aggregate payment of $207.5 million. The following summarizes the pro forma New ESS Common Stock issued and outstanding at the Closing:

	Number of Shares	% Ownership
ESS Stockholders (1)(2)(3)(4)	116,062,793	76.6%
STWO Public Shareholders	4,245,281	2.8%
STWO Initial Shareholders (5)	6,250,000	4.1%
PIPE Investors	25,000,000	16.5%

Total	151,558,074	100.0%

(1)	Includes 15,675,002 shares of New ESS Common Stock to be issued to eligible ESS securityholders representing Earnout Stock. The Earnout Milestone Events were met on November 9, 2021.
(2)

Includes 67,090,925 shares of New ESS Common Stock issued to holders of an aggregate of 45,622,439 shares of ESS Common Stock and ESS Preferred Stock adjusted using the Per Share Consideration, including net settlement adjustment as applicable.

(3)

Includes 3,354,867 shares of New ESS Common Stock issued to holders of 2,280,661 ESS warrants adjusted using the Per Share Consideration and 824,998 shares (net of settlement adjustment) of New ESS Common Stock upon the settlement of New ESS RSUs, which were issued at the Closing and vested on November 9, 2021 upon the occurrence of the Earnout Milestone Events. All outstanding vested and unvested ESS Options were converted into New ESS Options exercisable for shares of New ESS Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Consideration.

(4)

Includes the issuance of 29,117,001 shares of New ESS Common Stock resulting from the conversion of 5,427,464 shares of ESS Series C-2 Preferred Stock and related 14,365,207 ESS Series C-2 Preferred Stock warrants, adjusted using the Per Share Consideration.

(5)	Includes 6,250,000 shares subscribed for by the Sponsor in return for STWO Class B Ordinary Shares and excludes 583,334 shares related to the Private Placement Warrants earnout.

The unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no adjustments for the outstanding public warrants issued in connection with the IPO as such securities are not exercisable until 30 days after the Closing.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

(in thousands)

	ESS (Historical)	ESS Transaction Accounting Adjustments		ESS As Adjusted	STWO (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,019	$16,000	A	$24,020	$1	$250,017	C	$246,109
	—	1	B	—	—	250,000	D	—
	—	—		—	—	(14,550)	J	—
	—	—		—	—	(25,250)	K	—
	—	—		—	—	(8,750)	L	—
	—	—		—	—	(207,547)	Q	—
	—	—		—	—	(21,832)	R	—
Restricted cash	1,217	—		1,217	—	—		1,217
Prepaid expenses and other current assets	6,506	—		6,506	160	(3,471)	J	3,195

Total current assets	15,742	16,001		31,743	161	218,617		250,521
Non-current assets:
Property and equipment, net	2,007	—		2,007	—	—		2,007
Cash equivalents held in Trust Account	—	—		—	250,017	(250,017)	C	—
Restricted cash	75	—		75	—	—		75
Other assets	—	—		—	41	—		41

Total non-current assets	2,082	—		2,082	250,058	(250,017)		2,123

TOTAL ASSETS	$17,824	$16,001		$33,825	$250,219	$(31,400)		$252,644

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,037	$—		$3,037	$223	$—		$3,260
Accrued and other current liabilities	4,595	—		4,595	1,428	(1,742)	J	4,243
	—	—		—	—	(38)	R	—
Accrued liabilities — related party	—	—		—	130	—		130
Working capital loan	—	—		—	362	(362)	R	—
Notes payable, current	23,415	—		23,415	—	(21,432)	R	1,983

Total current liabilities	31,047	—		31,047	2,143	(23,574)		9,616
Non-current liabilities:
Earnout liability	—	—		—	—	104,053	O	—
	—	—		—	—	(104,053)	T	—
Derivative liabilities	248,450	—		248,450	—	(222,925)	M	—
	—	—		—	—	(25,525)	S	—
Derivative warrant liabilities	—	1	B	1	20,217	(1)	M	12,335
	—	—		—	—	(1,167)	N	—
	—	—		—	—	(6,715)	P	—
Deferred underwriting commissions	—	—		—	8,750	(8,750)	L	—
Other non-current liabilities	3,662	—		3,662	—	—		3,662
Notes payable, non-current	2,253	—		2,253	—	—		2,253

Total non-current liabilities	254,365	1		254,366	28,967	(265,083)		18,250

Total liabilities	285,412	1		285,413	31,110	(288,657)		27,866

Commitments and contingencies
Redeemable convertible preferred stock	90,073	16,000	A	106,073	—	(106,073)	G	—
Class A common stock subject to possible redemption	—	—		—	250,000	(250,000)	E	—
Stockholders’ equity (deficit)	—	—		—	—	—		—
Class A common stock	—	—		—	—	—		—
Class B common stock	—	—		—	1	(1)	F	—
ESS common stock	1	—		1	—	(1)	H	—
New ESS common stock	—	—		—	—	3	D	1,638
	—	—		—	—	3	E	—
	—	—		—	—	1	F	—
	—	—		—	—	6	G	—
	—	—		—	—	1	H	—
	—	—		—	—	(2)	Q	—
	—	—		—	—	1,626	T	—
Additional paid-in capital	2,516	—		2,516	—	249,997	D	750,372
	—	—		—	—	249,997	E	—
	—	—		—	—	(1,786)	I	—
	—	—		—	—	(11,971)	J	—
	—	—		—	—	(25,250)	K	—
	—	—		—	—	1	M	—
	—	—		—	—	222,925	M	—
	—	—		—	—	1,167	N	—
	—	—		—	—	(104,053)	O	—
	—	—		—	—	106,067	G	—
	—	—		—	—	(502)	P	—
	—	—		—	—	(207,545)	Q	—
	—	—		—	—	261,714	T	—
	—	—		—	—	7,095	U	—
Accumulated deficit	(360,178)	—		(360,178)	(30,892)	1,786	I	(527,232)
	—	—		—	—	(4,308)	J	—
	—	—		—	—	7,217	P	—
	—	—		—	—	25,525	S	—
	—	—		—	—	(159,287)	T	—
	—	—		—	—	(7,095)	U	—

Total stockholders’ equity (deficit)	(357,661)	—		(357,661)	(30,891)	613,330		224,778

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$17,824	$16,001		$33,825	$250,219	$(31,400)		$252,644

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2021

(in thousands, except share and per share data)

	ESS (Historical)	STWO (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Research and development	$19,546	$—	$—		$19,546
Sales and marketing	2,261	—	—		2,261
General and administrative	7,667	2,625	4,308	EE	14,360
	—	—	(240)	HH	—

Total operating expenses	29,474	2,625	4,068		36,167

Loss from operations	(29,474)	(2,625)	(4,068)		(36,167)
Other income (expense), net
Gain on marketable securities, net, and dividends held in Trust Account	—	13	(13)	AA	—
Change in fair value of derivative warrant liabilities	(17,753)	1,137	313	BB	8,667
	—	—	17,753	CC	—
	—	—	7,217	FF	—
Change in fair value of derivative liability	(248,691)	—	223,166	CC	—
	—	—	25,525	GG	—
Interest expense, net	(1,693)	—	1,533	HH	(160)
Other income, net	926	—	—		926

Total other income (expense), net	(267,211)	1,150	275,494		9,433

Net loss	$(296,685)	$(1,475)	$271,426		$(26,734)

Basic and diluted net loss per share—New ESS	—	—	—		$(0.18)
Weighted average shares outstanding of New ESS common stock—basic and diluted	—	—	—		151,558,074
Basic and diluted net loss per share—ESS	$(35.08)	—	—		—
Weighted average shares outstanding of ESS common stock—basic and diluted	8,458,054	—	—		—
Basic and diluted net loss per share—Class A common stock subject to redemption	—	$(0.05)	—		—
Weighted average shares outstanding of Class A common stock subject to redemption—basic and diluted	—	25,000,000	—		—
Basic and diluted net loss per share—Class B common stock, non redeemable ordinary shares	—	$(0.05)	—		—
Weighted average shares outstanding of Class B common stock, non redeemable ordinary shares	—	6,250,000	—		—

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share data)

	ESS (Historical)	STWO (Historical) (As Restated) (1)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Research and development	$12,896	$—	$2,851	II	$15,747
Sales and marketing	1,158	—	275	II	1,433
General and administrative	3,338	709	3,968	II	8,015

Total operating expenses	17,392	709	7,094		25,195

Loss from operations	(17,392)	(709)	(7,094)		(25,195)
Other income (expense), net
Gain on marketable securities, net, and dividends held in Trust Account	—	4	(4)	AA	—
Change in fair value of derivative warrant liabilities	(1,296)	(1,854)	182	BB	(1,672)
	—	—	1,296	CC
Change in fair value of derivative liability	(11,532)	—	11,532		—
Financing costs — derivative warrant liabilities	—	(735)	735	DD	—
Other income (expense), net	(199)	—	—		(199)

Total other income (expense), net	(13,027)	(2,585)	13,741		(1,871)

Net loss	$(30,419)	$(3,294)	$6,647		$(27,066)

Basic and diluted net loss per share — New ESS	—	—	—		$(0.18)
Weighted average shares outstanding of New ESS common stock —basic and diluted	—	—	—		151,558,074
Basic and diluted net loss per share — ESS	$(4.28)	—	—		—
Weighted average shares outstanding of ESS common stock — basic and diluted	7,108,389	—	—		—
Basic and diluted net loss per share — Class A common stock subject to possible redemption	—	$(0.15)	—		—
Weighted average shares outstanding of Class A common stock subject to possible redemption —basic and diluted	—	16,139,241	—		—
Basic and diluted net loss per share — Class B common stock, non redeemable ordinary shares	—	$(0.15)	—		—
Weighted average shares outstanding of Class B common stock, non redeemable ordinary shares	—	6,250,000	—		—

(1)

STWO’s financial statements for the period from July 21, 2020 (inception) through December 31, 2020 and for the period from July 21, 2020 (inception) through September 30, 2020 (the “Affected Periods”), are restated in its Annual Report on Form 10-K to correct the misapplication of accounting guidance related to STWO’s warrants in STWO’s previously issued audited and unaudited condensed financial statements for such periods.

Further, in preparation of STWO’s unaudited condensed consolidated financial statements as of and for the quarterly period ended September 30, 2021, STWO concluded it should restate its previously issued financial statements to classify all Class A ordinary shares subject to possible redemption in temporary equity. STWO’s previously filed financial statements that contained the error were reported in STWO’s Form 8-K filed with the SEC on September 25, 2020 (the “Post-IPO Balance Sheet”) and STWO’s Form 10-Qs for the quarterly periods ended September 30, 2020, March 31, 2021, and June 30, 2021 and STWO’s 10-K/A filed with the SEC on May 24, 2021 (the “Affected Quarterly Periods”). In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, STWO has revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse capitalization in accordance with GAAP as ESS has been determined to be the accounting acquiror, primarily due to the fact that ESS Stockholders will continue to control New ESS. Under this method of accounting, while STWO was the legal acquiror, it was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of ESS issuing stock for the net assets of STWO, accompanied by a recapitalization. The net assets of ESS were stated at historical cost, with no goodwill or other intangible assets recorded. The historical operations of the New ESS presented prior to the Business Combination were those of ESS.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and other related events.

The pro forma adjustments reflecting the consummation of the Business Combination and other related events are based on certain currently available information and certain assumptions and methodologies that ESS believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. ESS believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New ESS. They should be read in conjunction with the historical financial statements and notes thereto of STWO and ESS.

2.	Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New ESS. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The ESS transaction accounting adjustments reflect the adjustments that took place prior to May 6, 2021, the Merger Agreement date, to reflect the changes to the ESS capital structure immediately prior to the Business Combination.

The pro forma basic and diluted per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New ESS shares outstanding, assuming the Business Combination and other related events occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)

Reflects 5,427,464 shares of ESS Series C-2 Preferred Stock issued prior to Closing at a price of $2.95 per share, and related proceeds of $16.0 million. Upon the Closing, ESS Series C-2 Preferred Stock were converted into New ESS Common Stock adjusted using the Per Share Consideration.

(B)

Reflects the issuance of 14,365,207 preferred warrants to purchase ESS Series C-2 Preferred Stock prior to Closing at a price of $0.0001 per warrant, and related proceeds of $1,437. Upon the Closing, the ESS Series C-2 Preferred warrants were converted into common stock adjusted using the Per Share Consideration.

(C)	Reflects the liquidation and reclassification of $250.0 million of investments held in the Trust Account to cash and cash equivalents that became available for general use by New ESS.

(D)

Reflects the proceeds of $250.0 million from the issuance and sale of 25.0 million shares of New ESS Common Stock at $10.00 per share pursuant to the Subscription Agreements in connection with the PIPE Financing.

(E)

Reflects the reclassification of 25,000,000 STWO Class A Ordinary Shares subject to redemption into permanent equity and immediate conversion of all 25,000,000 shares of STWO Class A Ordinary Shares into shares of New ESS Common Stock on a one-to-one basis upon the Domestication.

(F)	Reflects the conversion of STWO’s 6,250,000 STWO Class B Ordinary Shares into shares of New ESS Common Stock on a one-to-one basis upon the Domestication.

(G)	Reflects the conversion of ESS Series A, B, C-1 and C-2 redeemable convertible preferred stock into shares of New ESS Common Stock adjusted using the Per Share Consideration.

(H)

Represents the issuance of new shares of New ESS Common Stock to holders of ESS Common Stock at the Closing pursuant to the Merger Agreement to affect the reverse recapitalization at the Closing, adjusted using the Per Share Consideration.

(I)

Reflects the elimination of STWO’s historical accumulated deficit with a corresponding adjustment to additional paid-in capital for New ESS in connection with the reverse recapitalization at the Closing.

(J)

Represents the reclassification of $3.5 million capitalized as deferred offering costs in prepaid expenses and other current assets on the balance sheet as of September 30, 2021, and additional cash disbursements for the preliminary estimated direct and incremental transaction costs of $14.6 million to be incurred by ESS prior to, or concurrent with, the Closing. The total estimated direct and incremental transaction costs consist of $12.0 million (of which $1.7 million has already been paid and included in the historical financial statements and $1.7 million included in accrued and other current liabilities) which represents advisory, legal, accounting and other fees that qualify as equity issuance costs to be offset against additional paid-in capital and $4.3 million which represents transaction costs that are not eligible to be capitalized which are recorded to accumulated deficit.

(K)

Represents the cash disbursement for the preliminary estimated direct and incremental transaction costs of $25.3 million to be incurred by STWO prior to, or concurrent with, the Closing, excluding the $8.8 million of deferred underwriting fees related to STWO’s IPO. Transaction costs that are not eligible to be capitalized were expensed and have already been included in the historical financial statements.

(L)	Reflects the cash disbursement of $8.8 million to settle the deferred underwriters’ fees due upon the Closing which were originally incurred by STWO during its IPO.

(M)

Reflects the reclassification of ESS’s derivative liabilities related to ESS Series C-2 Preferred Stock, to APIC as a result of Preferred Stock being net settled into shares of ESS Common Stock immediately prior to the Closing.

(N)

Per the Merger Agreement, out of the outstanding 4,666,667 Private Placement Warrants, upon Closing, 3,500,000 warrants vested, 583,333 warrants were forfeited and the remaining 583,334 warrants will vest as Private Placement Warrants-contingent earnouts, based on meeting certain future Earnout Milestone Events. This adjustment reflects the reclassification of 583,334 Private Placement Warrants which will vest contingent on meeting certain Earnout Milestone Events and forfeiture of 583,333 Private Placement Warrants. Refer to Adjustment “P” for recording the fair value of the 583,334 Private Placement Warrants Earnout Shares. Refer to Adjustment “T” for recording the impact of change in fair value of the earnout liability and the reclassification of the earnout liability from liability to equity classification as the Earnout Stock vested on November 9, 2021 upon meeting the Earnout Milestone Events.

(O)

Reflects the preliminary fair value of the Earnout Stock contingently issuable to the eligible ESS Securityholders as of the Closing. The preliminary fair value was determined using the most reliable information available at the Closing. Refer to Adjustment “T” for recording the impact of change in fair value of the earnout liability and the reclassification of the earnout liability from liability to equity classification as the Earnout Stock vested on November 9, 2021 upon meeting the Earnout Milestone Events.

(P)

Reflects the preliminary fair values of the Public Warrants and Private Placement Warrants and the preliminary fair value of the Private Placement Warrants Earnout Shares as of the Closing. The preliminary fair value was determined using the most reliable information available at the Closing.

(Q)

Represents the cash disbursed to redeem 20,754,719 shares of STWO Class A Ordinary Shares for $207.5 million allocated to New ESS Common Stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of $10.00 per share.

(R)

Reflects the repayment of the outstanding STWO working capital loan of $0.4 million to the Sponsor and ESS bridge loan of $20.0 million in principal and $1.4 million in accrued interest as a result of the Business Combination.

(S)

Reflects the fair values of ESS’s derivative liabilities related to ESS Series C-2 Preferred Stock as of the Closing. The fair values were determined using the most reliable information available at the Closing.

(T)

Reflects the impact of change in fair value of the earnout liability and the reclassification of the earnout liability from liability to equity classification as the Earnout Stock vested on November 9, 2021 upon meeting the Earnout Milestone Events.

(U)

Represents the preliminary estimated incremental stock-based compensation expense for New ESS RSUs granted to employees immediately prior to Closing and require future service throughout certain contingent triggering vesting dates. New ESS RSUs vested on November 9, 2021 upon meeting the Earnout Milestone Events.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 are as follows:

(AA)	Reflects the elimination of interest income of the trust account.

(BB)

Reflects the elimination of the impact of change in fair value of 583,334 Private Placement Warrant liabilities replaced with the Private Placement Warrants Earnout Shares, which vested upon the occurrence of the Earnout Milestone Events, and forfeiture of 583,333 Private Placement Warrants. Therefore, the 583,333 Private Placement Warrants forfeited will not be marked to market at each reporting period. Refer to Adjustment “P” for recording the fair value of 583,334 Private Placement Warrants Earnout Shares.

(CC)

Reflects the elimination of the impact of change in fair value of the warrant and derivative liabilities as these securities became equity classified as a result of the Business Combination, and therefore will not be marked to market at each reporting period.

(DD)	Represents the elimination of the financing costs associated with the derivative warrant liabilities.

(EE)

Reflects the portion of estimated transaction costs not eligible for capitalization of $6.1 million. Of this amount, $1.8 million is already incurred and expensed in the historical statement of operations for the nine months ended September 30, 2021. This is a non-recurring item.

(FF)

Reflects the impact of change in fair values of the Public Warrants and Private Placement Warrants and the reclassification of the preliminary estimated fair value of the Private Placement Warrants Earnout Shares to additional paid-in capital which was initially recorded as a charge to the statement of operations.

(GG)	Reflects the impact of change in fair values of ESS’s derivative liabilities related to ESS Series C-2 Preferred Stock as of the Closing.

(HH)	Reflects the elimination of interest expense, bank and legal fees on ESS bridge loan as a result of the Business Combination.

(II)

Represents the preliminary estimated incremental stock-based compensation expense for New ESS RSUs granted to employees immediately prior to Closing and require future service throughout certain contingent triggering vesting dates. New ESS RSUs vested on November 9, 2021 upon meeting the Earnout Milestone Events.

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
(in thousands, except share and per share data)	Pro Forma Combined	Pro Forma Combined
Numerator:
Net loss	$(26,734)	$(27,066)

Net loss attributable to common stockholders—basic and diluted	$(26,734)	$(27,066)
Denominator:
ESS Stockholders	116,062,793	116,062,793
STWO Public Shareholders	4,245,281	4,245,281
STWO Initial Shareholders	6,250,000	6,250,000
PIPE investors	25,000,000	25,000,000

Weighted average shares outstanding—basic	151,558,074	151,558,074
STWO’s warrants	—	—
New ESS RSUs	—	—

Weighted average shares outstanding—diluted	151,558,074	151,558,074
Net loss attributable to common stockholders—basic and diluted	$(0.18)	$(0.18)

Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have had an anti-dilutive effect:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
	Pro Form Combined	Pro Form Combined
STWO warrants (1)	11,833,333	11,833,333

	11,833,333	11,833,333

(1)	Includes STWO 8,333,333 Public Warrants and 3,500,000 Private Placement Warrants vesting at the Closing, which are all antidilutive, as their exercise price is $11.50.